Exhibit 99.2

Oxbridge Acquisition Corp. Announces Closing of $115 Million Initial Public Offering, Including Full Exercise of the Overallotment Option

GRAND CAYMAN, CAYMAN ISLANDS / ACCESSWIRE / August 16, 2021 / Oxbridge Acquisition Corp. (NASDAQ: OXACU) (“Oxbridge Acquisition Corp.” or the “Company”) today announced the closing of its initial public offering of 11,500,000 units, which included the full exercise of the underwriters’ over-allotment option, at a price of $10.00 per unit, resulting in total gross proceeds of $115,000,000. Each unit consisted of one Class A ordinary share and one redeemable warrant, each warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. The Company’s units commenced trading on the Nasdaq Capital Market (“Nasdaq”) on August 12, 2021, under the symbol “OXACU.” Once the securities comprising the units begin separate trading, the Class A ordinary share and warrants are expected to be listed on Nasdaq under the symbols “OXAC” and “OXACW,” respectively.

Maxim Group LLC acted as sole book-running manager for the offering. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $116,725,000 (or $10.15 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of August 16, 2021, reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

A registration statement relating to the securities was declared effective by the SEC on August 11, 2021. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3500, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oxbridge Acquisition Corp.

Oxbridge Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of the Cayman Islands and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on a technology business within the insurtech, blockchain and artificial intelligence verticals, with enterprise value in excess of $300 million. The Company is led by Jay Madhu, its Chairman & CEO and Wrendon Timothy, its CFO, Secretary, Treasurer and Director. In addition to Messrs. Madhu and Timothy, the Company’s Board of Directors also includes Jason Butcher, Allan Martin, and William Yankus. Additionally, the Company’s strategic advisors include Oliver Gale, Deepak Jain, Drew Madhu, Isabel Gumeyi, and Sam Martin.

Forward-Looking Statements:

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Oxbridge Acquisition Corp., including those set forth in the Risk Factors section of Oxbridge Acquisition Corp.’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Oxbridge Acquisition Corp. undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Jay Madhu, Chairman, and CEO

Oxbridge Acquisition Corp.

Tel +1 (345) 749-7568

jmadhu@oxbridgeaq.com